EXHIBIT 10.11

TALX CORPORATION

2005 OMNIBUS INCENTIVE PLAN

TALX CORPORATION

2005 OMNIBUS INCENTIVE PLAN

TALX CORPORATION

2005 OMNIBUS INCENTIVE PLAN

1.  Purpose of the Plan. The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Employer by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Employer.

2.  Definitions. Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A. “Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B. “Award” means any grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C. “Award Agreement” means an agreement entered into between the Employer and a Participant, or a certificate or other statement issued by the Employer as determined by the Committee, as such agreement or certificate or other statement may be amended from time to time, setting forth the terms and provisions applicable to Awards granted under the Plan.

D. “Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation specified under the Plan to the extent permitted. If there is no beneficiary, then the term means the Participant’s legal spouse or if there is no spouse, then the Participant’s surviving children, or if none, then any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

E. “Board” means the Board of Directors of the Company or any duly appointed Committee thereof.

F. “Cash-Based Award” means an Award described in Section 8 as a Cash-Based Award.

G. “Cause” means the occurrence of one of the following events:

(1) Participant commits a material breach of Participant’s terms of employment or service which has not been cured within 10 days of written notice from the Company that such material breach has occurred;

(2) Participant commits a crime against moral turpitude, including, without limitation, committing an act of fraud, dishonesty, disclosure of confidential information, or the commission of a felony, or direct and deliberate acts constituting a breach of trust to the Company;

(3) Participant willfully violates Participant’s terms of employment or service, including, without limitation, willfully or continuously refusing to perform the duties reasonably assigned to Participant by the Company which are consistent with the provisions of Participant’s terms of employment or service;

(4) Participant willfully engages in conduct that damages the Company’s business or reputation or materially injures the Company; or

(5) Participant regularly fails to perform his or her assigned duties and responsibilities on a timely basis and/or regularly fails to perform his or her assigned duties and responsibilities at a level of competence the Company has the right to expect of an individual in the position held by the Participant.

H. “Change in Control” means (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan (or related trust) of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions; or (ii) when individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board excluding members of its Incumbent Board who are no longer serving as directors, (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act, or an individual approved by the Incumbent Board a result of an agreement intended to avoid or settle an actual or threatened contest), shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or (iii) consummation of a reorganization, merger or consolidation, in each case following such reorganization, merger or consolidation: (a) persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, and (b) a majority of members of the board or other governing body of such reorganized, merged or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Board; (iv) approval by shareholders of a liquidation or dissolution of the Company (and the Company shall commence such liquidation or dissolution), or consummation of the sale of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or (v) any other event that a majority of the members of the Incumbent Board, in their sole discretion, shall determine constitutes a Change in Control.

I. “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

J. “Committee” means the committee described in Section 5.

K. “Company” means TALX Corporation, a Missouri corporation.

L. “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of a Disability for purposes of this Plan shall be made by the Committee and shall not be construed to be an admission or disability for any other purpose.

M. “Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company has an interest.

N. “Fair Market Value” means the last price of such Stock as reported on such date on the Composite Tape of the principal national securities exchange or, if applicable, the Nasdaq National Market on which such Stock is listed or admitted to trading, or, if such Stock is not listed or admitted on any national securities exchange or the Nasdaq National Market, the last price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“Nasdaq”), or if no sale of such shares shall have been reported on the Composite Tape of any national securities exchange or the Nasdaq National Market or quoted on the Nasdaq on such date, then the immediately preceding date on which sales of such shares have been so reported or quoted shall be used.

O. “Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

P. “Non-qualified Stock Option” means a stock option which is not an Incentive Stock Option.

Q. “Option” means both an Incentive Stock Option and a Non-qualified Stock Option.

R. “Other Stock-Based Award” means an Award granted pursuant to Section 8 and described as an Other Stock-Based Award.

S. “Parent” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations or other legal entities ending with the Company if, at the time of the granting of the Option, each of the corporation or other legal entity other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or other legal entity in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

T. “Participant” means an employee, director or consultant of the Company who is selected by the Committee to receive an Award.

U. “Performance-Based Award” means an Award issued pursuant to the terms of Section 9.

V. “Plan” means the TALX Corporation 2005 Omnibus Incentive Plan.

W. “Restricted Stock” means Stock which is granted pursuant to the terms specified in Section 8.

X. “Stock” means the common stock of the Company.

Y. “Stock Appreciation Right” means a stock appreciation right described in Section 7.

Z. “Subsidiary” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations or other legal entities beginning with the Company if, at the time of granting an Award, each of the corporations or other legal entities other than the last corporation or other legal entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock or other equity in one of the other corporations or other legal entities in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3.  Stock Subject to the Plan. Three million (3,000,000) shares of Stock have been allocated to the Plan and will be reserved to satisfy Awards under the Plan. The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be one-hundred thousand (100,000). The Company may, in its discretion, use shares held in the treasury or shares acquired on the public market in lieu of authorized but unissued shares. If any Award shall expire or terminate for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. No fractional shares of Stock may be issued under the Plan; fractional shares of Stock will be rounded down to the nearest whole share of Stock.

4.  Administration. The Plan shall be administered by the Committee, or in its absence, the Board of Directors. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate to an appropriate officer of the Company authority to perform any of its tasks under the Plan, including without limitation the authority to grant Awards. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

5.  Committee. The Committee shall be comprised of directors on the compensation committee of the Board of Directors of the Company (“Board of Directors”) or, with respect to awards to directors of the Company, shall be comprised of the Board of Directors or one of its committees, and shall, to the extent required by law, be constituted to comply with Rule 16b-3 under the Act, or any successor to such Rule.

The Committee shall be appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select one of the Committee members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may, to the extent permitted by law, delegate its responsibilities and authority hereunder to an officer of the Company.

6.  Options. The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.  Type of Option. Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-qualified Stock Option may be granted to any individual selected by the Committee. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-qualified Stock Option.

B.  Option Prices. The purchase price of the Stock under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted. The purchase price of the Stock under each Non-qualified Stock Option shall be determined from time to time by the Committee, which need not be uniform for all Participants, but in no event shall be less than the Fair Market Value at the time of the granting of the Option.

C.  Vesting. Options shall be exercisable at the rate established by the Committee in the Award Agreement. In addition, the Committee may at any time accelerate the exercisability of all or part of any Option. Except as provided in Sections 6.J. and 6.K. hereof, no option may be exercised at any time unless the optionee is then an employee or an officer or director of the Company or a subsidiary and has been so continuously since the granting of the option. The holder of an option shall have none of the rights of a shareholder with respect to the share subject to option until such shares shall be issued to such holder upon the exercise of the option.

D.  Exercise — Elections and Restrictions. The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant for a period of at least six months as of the date of tender and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) in the discretion of the Committee, by the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002 or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii) and (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted. The Committee may provide in an Award Agreement that payment in full of the option price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine.

E.  Option Terms. The term of each Option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such terms, restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. To the extent Options are subject to restrictions, Options shall vest in whole shares only, and the holder of an Option shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. Upon exercise of an Option, the Committee shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal, state and local tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

F.  Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

G.  Change in Control. Except as otherwise provided in a Participant’s Award Agreement, and subject to Section 13, in the event of a Change in Control, a Participant granted an Option hereunder will be entitled to purchase, at any time thereafter and during the term thereof (subject, however, to the provisions on termination of employment described in this subsection), the entire number of shares to which the Option relates. If the holder of an Option terminates employment following a Change in Control, the holder of the Option may exercise any or all of the holder’s unexercised unexpired portion of any Option, at any time within three (3) months or, with respect to a Non-qualified Stock Option, such longer period as approved by the Committee after such termination, but not beyond the term of the Option, provided such termination is within twelve months after the date of the Change in Control. The Committee may provide such other terms as it determines in its sole discretion in an Award Agreement with respect to a Change in Control.

H.  Other Terms. The Committee may provide that the right to exercise an Option will be restricted as to time of exercise and subject to such other terms and conditions as the Committee determines in its discretion.

I.  Additional Incentive Stock Option Requirements.

(1)  Grant Limits. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-qualified Stock Option.

(2)  Notice of Disposal. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

J.  Termination of Employment. Except to the extent provided hereunder with respect to the death or Disability of a Participant or a Change in Control, a Participant granted an Option hereunder must exercise the Option prior to his or her termination of employment, except that if the employment of a Participant terminates with the consent and approval of his or her Employer, the Committee may, in its absolute discretion, permit the Participant to exercise his or her Option, to the extent that he or she was entitled to exercise it at the date of such termination of employment, at any time within three (3) months or, with respect to a Non-qualified Stock Option, such longer period as approved by the Committee after such termination, but not beyond the term of the Option. Notwithstanding the preceding, the Committee may, in a Participant’s Award Agreement, afford a Participant who terminates employment other than for Cause, the right to exercise his or her Option, to the extent that he or she was entitled to exercise it at such date of termination of employment, at any time within three (3) months or, with respect to a Non-qualified Stock Option, such longer period as approved by the Committee after such termination, but not after ten (10) years (or five (5) years, if applicable) from the date of granting thereof.

K.  Death or Disability. Except as may otherwise be provided by the Committee in any Award Agreement, this paragraph shall apply in the case of death or Disability of a Participant granted an Option hereunder. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any unexpired and unexercised Options, other than Incentive Stock Options, held by a Participant who incurs a termination of employment due to death shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the term of the Option, whichever period is shorter. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any unexpired or unexercised Incentive Stock Options held by a Participant who incurs a termination of employment due to death shall be fully exercisable for a period of ninety consecutive days immediately following such death or until the expiration of the term of the Option, whichever is shorter. Unless otherwise specifically provided in an Award Agreement or determined by the Committee, any unexpired and unexercised Option held by a Participant who incurs a termination of employment due to Disability shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such termination of employment or until the expiration of the term of the Option, whichever period is shorter, and the Participant’s death at any time following such termination of employment due to Disability shall not affect the foregoing. For this purpose, a person will be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code and furnishes such proof of Disability as the Committee may require in its discretion. The Committee may, in any Award Agreement, provide additional provisions for the exercise of an Option after the death or Disability of a Participant.

L.  Deferral of Gain on a Non-qualified Stock Option. In accordance with the terms of the applicable non-qualified deferred compensation plan, if any, in which a Participant is eligible to participate, a Participant may elect to defer any gain realized upon the exercise of a Non-qualified Stock Option. The election to defer the gain must be made in accordance with the applicable non-qualified deferred compensation plan.

M.  No Repricing of Options Without Shareholder Approval. Options, once issued, may not be repriced, either directly (lowering the exercise price of a stock option) or individually (canceling an outstanding stock option and granting a replacement stock option with a lower exercise price), without first obtaining the approval of the shareholders of the Company.

7.  Stock Appreciation Rights.

A.  Grant Terms. The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations, terms or conditions set forth in this Section 7 or the Award Agreement.

B.  Exercise Terms. The exercise price per share of Stock of a Stock Appreciation Right shall be an amount determined by the Committee, but in no event shall such exercise price be less than the Fair Market Value on the date of grant. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment shall be made in Stock. Fractional shares of Stock shall be rounded up or down to the nearest whole share upon the exercise of a Stock Appreciation Right.

C.  Limitations. The Committee may impose such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. To the extent Stock Appreciation Rights are subject to restrictions, Stock Appreciation Rights shall vest in whole shares only, and the holder of a Stock Appreciation Right shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

8.  Other Stock-Based Awards and Cash-Based Awards. The Committee may, in its sole discretion, grant Awards of Stock, Restricted Stock, performance units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. To the extent required to avoid the acceleration of taxes or increased taxes or penalties under Section 409A of the Code and the regulations and other guidance issued thereunder, the exercise price per share of Stock of an Other Stock-Based Award shall be an amount determined by the Committee, but in no event shall such exercise price be less than the Fair Market Value on the date of grant. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. To the extent Other Stock-Based Awards are subject to restrictions, Other

Stock-Based Awards shall vest in whole shares only, and the holder of an Other Stock-Based Award shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

Without limiting the foregoing, Cash-Based Awards may include incentive bonuses and long-term incentive awards based on a percentage of a Participant’s base salary and the accomplishment of specific financial objectives and departmental performance goals. Any such percentage of base salary may vary between Participants, in the Committee’s sole discretion. An Award Agreement issued in connection with a Cash-Based Award that is an incentive bonus may specify certain measures, including how quota, commissions and bonuses are earned, and may have an earnings per share goal and departmental performance goal component, as applicable. The Award Agreement shall set forth such other terms and criteria as the Committee determines in its sole discretion.

A.  Terms of Restricted Stock Award. The Committee, in its discretion, may grant shares of Restricted Stock; provided however, that the shares thereby awarded shall be nontransferable by the Participant during the period described in the Award Agreement and shall be subject to the risk of forfeiture described in the Award Agreement. The Committee may require the payment and/or reimbursement upon forfeiture of consideration to the extent required by law or otherwise deemed advisable by the Committee in its discretion. Prior to the time shares become transferable, the shares of Restricted Stock shall bear a legend indicating their nontransferability, and, unless otherwise provided in the Award Agreement, if the Participant terminates employment, if applicable, with the Company prior to the time a restriction lapses, and/or if the performance criteria specified in the Award Agreement are not achieved, the Participant shall forfeit any shares of Restricted Stock which are still subject to the restrictions at the time of termination of such employment, or expiration of the performance period. Restricted Stock awards will be subject to graded vesting with a minimum vesting period of three years, unless otherwise determined by the Committee. Notwithstanding the foregoing, in the event of a Change of Control, all previously granted shares of Restricted Stock not yet free of the restrictions of this Section 8 shall become immediately free of such restrictions. In the event of the death or Disability of the Participant, unless otherwise provided in the Award Agreement, all previously granted shares of Restricted Stock not yet free of the restrictions described above shall become immediately free of such restrictions.

B.  Restricted Stock. Restricted Stock may be granted in the form of shares registered in the name of the Participant but held by the Company until the restrictions on the Restricted Stock Award lapse, subject to forfeiture, as provided in the applicable Award Agreement. The Committee, in the applicable Award Agreement, may, in its sole discretion, award all or any rights of a shareholder with respect to the shares of Restricted Stock during the period that they remain subject to restrictions, including without limitation, the right to vote the shares and receive dividends.

9.  Performance-Based Awards. The Committee may, in its sole and absolute discretion, determine that certain Other Stock-Based Awards and/or Cash-Based Awards should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 9, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per share of Stock; book value per share of Stock; net income (before or after taxes); operating income; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before interest or taxes; earnings before interest, taxes, depreciation and amortization; gross revenues or revenue growth; market share; expense management; improvements in capital structure; profit margins; Stock price; total shareholder return; free cash flow; or working capital. Performance objectives need not be the same with respect to all Performance-Based Awards granted under the Plan. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity. Each of the performance criteria is to be specifically defined in advance by the Committee and may include or exclude specified items of an unusual or non-recurring nature. No Performance-Based Award shall be paid if the applicable performance objective(s) are not achieved or if the Plan is not approved by the shareholders of the Company. Notwithstanding anything in the Plan to the contrary, in no event shall the total amount of a Performance-Based Award paid to any Participant in any fiscal year of the Company exceed two million dollars.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify in writing and ascertain the amount of the applicable Performance-Based Award. The Committee shall have the discretion to adjust Performance-Based Awards downward. Unless the shareholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid under a Performance-Based Award, which would change the specified performance objectives for payment of Performance-Based Awards, or which would modify the requirements as to eligibility for participation in Performance-Based Awards under the Plan.

10.  Nontransferability of Awards. An Award granted under the Plan and all rights thereunder shall, by its terms, be non-transferable, nonassignable and not subject to encumbrance in any manner other than by will or the laws of descent and distribution, and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. In such appropriate circumstances as determined by the Committee, the Committee may provide for limited transferability of awards provided such transferability is expressly set forth in an Award Agreement. In no event, however, may the Committee provide in an Award Agreement that an Incentive Stock Option is transferable except as permitted by law. Any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

11.  Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind (including employment taxes) required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including shares of Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the required statutory minimum (but no more than such required minimum) with respect to the Company’s withholding obligation.

12.  Gross-Up for Excise Tax. If all or any portion of the payments and benefits (including any acceleration of vesting) provided under this Plan, either alone or together with other payments and benefits which a Participant receives or is then entitled to receive from the Company or an affiliate of the Company, would constitute a “parachute payment” within the meaning of Section 280G of the Code, the Company shall not, unless otherwise provided in the Award Agreement or otherwise approved by the Committee, provide a tax “gross-up” payment.

13.  Adjustments Upon Changes in Capitalization or Corporation Acquisitions. Notwithstanding any other provisions of the Plan, unless otherwise provided in the Award Agreement, the number and class of shares subject to each outstanding Award and the exercise prices, if applicable, shall be adjusted, to the same pro rata number of shares and price as in the original Award Agreement, in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, statutory share exchange, sale of all or substantially all assets, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee shall, unless otherwise provided in the Award Agreement, grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1) Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

(2) Termination of an Award upon the consummation of the Change in Control in exchange for the payment of a cash amount determined at the discretion of the Committee but intended to provide the Participant with the difference between the Stock subject to the vested portion of the Award and the exercise price, provided, however, that in the event the payment would be subject to Section 409A of the Code, the Committee may, in its discretion, specify in the Award Agreement that the definition of change in control as set forth in such Code Section 409A and the guidance issued with respect thereto, shall control rather than the definition set forth in Section 2.H. of the Plan; and/or

(3) Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan.

14.  Beneficiaries/ Incapacity. Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. Except in the case of the holder’s incapacity, only the holder may exercise an Option or Stock Appreciation Right. In the event of the holder’s incapacity, the holder’s legal representative or such other person determined by the Committee to be acting on behalf of the holder, may exercise an Option or Stock Appreciation Right.

15.  Amendment and Termination. The Board may at any time terminate the Plan, or make such amendments or modifications to the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval by the holders of Stock, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), change the class of employees to whom Incentive Stock Options may be granted, withdraw the authority to administer the Plan from a committee whose members satisfy the requirements of Section 5, increase the maximum amount which can be paid under a Performance-Based Award, change the specified performance objectives for payment of Performance-Based Awards, modify the requirements as to eligibility for participation in Performance-Based Awards under the Plan, or make any other amendments or modifications which require shareholder approval under applicable law. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, have a material adverse effect on the rights of such Participant under such Award.

16.  Effectiveness of the Plan. The Plan shall become effective May 10, 2005 upon adoption by the Board subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

17.  Time of Granting of an Award. An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant, if applicable, within a reasonable time after the date of the Committee action. If an Award is granted to a person who is about to become an employee of the Company, then the Award shall not be effective until the person becomes an employee and any other specified contingencies are satisfied.

18.  Term of Plan. This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

19.  Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Plan and any Award Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

20.  Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Plan or any Award Agreement or to require at any time performance by the Participant of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Plan, any Award Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Plan and any Award Agreement.

21.  Assignment. Any Award Agreement shall be freely assignable by the Company and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

22.  No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant to the Plan shall be considered or construed as creating a contract of employment for any specified period of time or shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

23.  Awards to Consultants or Advisors. Unless otherwise provided in the applicable Award Agreement, the provisions of this Plan shall apply with equal force to Awards granted to Participants who are consultants and advisors or directors of the Company or any of its Subsidiaries or Parent, provided, that references to “employment” and the termination thereof (similar concepts or terms) shall be interpreted as “service” and the termination thereof (similar concepts or terms) as determined in the Committee’s discretion.

24.  Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Parent or Subsidiaries, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Parent or Subsidiaries, and a Participant or successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured creditor of the Company.

25.  Choice of Law. The Plan shall be governed by and construed in accordance with the laws of the State of Missouri without regard to conflicts of law.

* * *

The foregoing Plan was approved and adopted by the Board on May 10, 2005.

TALX CORPORATION

By: /s/ William W. Canfield